Exhibit 10.5
JOINDER AND ASSUMPTION AGREEMENT
This JOINDER AND ASSUMPTION AGREEMENT, dated as of August 1, 2024 (this “Agreement”), is entered into by and between Ferguson Enterprises Inc., a Delaware corporation (the “New Parent Guarantor”), and PNC Bank, National Association, as Administrative Agent.
WHEREAS, reference is hereby made to (a) that certain Credit Agreement, dated as of October 7, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Ferguson plc, a corporation organized under the laws of Jersey with registration number 128484 (the “Existing Parent Guarantor”), Ferguson UK Holdings Limited, a company incorporated under the laws of England and Wales (the “Borrower”), the Administrative Agent, and each of the Lenders from time to time party thereto and (b) that certain First Amendment to Credit Agreement, dated as of June 7, 2024 (the “First Amendment”), by and among the Existing Parent Guarantor, the Borrower, the Administrative Agent, and each of the Lenders party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or the First Amendment, as the context may require.
WHEREAS, the New Parent Guarantor has informed the Administrative Agent and the Lenders that (a) the 2024 Redomestication Transaction has been consummated and (b) the New Parent Guarantor is entering into this Agreement in order to, among other things, satisfy the 2024 Redomestication Consummation Date condition set forth in Section 4(d) of the First Amendment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Joinder of and Assumption by the New Parent Guarantor. Effective as of the date hereof, the New Parent Guarantor hereby accepts and assumes all of the duties, obligations, and liabilities of the Existing Parent Guarantor in, to, and under the Credit Agreement (including, for the avoidance of doubt, Article XI of the Credit Agreement) and each other Loan Document to which the Existing Parent Guarantor was a party, to the same extent as if the New Parent Guarantor had executed the Credit Agreement and each such other Loan Document. The New Parent Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by the terms and provisions of the Credit Agreement (including, for the avoidance of doubt, Article XI of the Credit Agreement) and each other Loan Document to which the Existing Parent Guarantor was a party, and accepts all of the Existing Parent Guarantor’s rights, interests, duties, obligations, and liabilities thereunder. Without limiting the generality of the foregoing terms of this paragraph 1, the New Parent Guarantor hereby (a) acknowledges, agrees, and confirms that (i) by its execution of this Agreement, the New Parent Guarantor shall be deemed to be a party to the Credit Agreement and each other Loan Document to which the Existing Parent Guarantor was a party, in each case in such capacity as that of the Existing Parent Guarantor thereunder immediately prior to giving effect to this Agreement, for all purposes of the Credit Agreement and each such other Loan Document, (ii) the New Parent Guarantor shall have all of the obligations of the Existing Parent Guarantor thereunder as if it had executed the Credit Agreement and each other Loan Document to which the Existing Parent Guarantor was a party, and (iii) this Agreement shall be deemed a “Loan Document” for all purposes of the Credit Agreement and each other Loan Document, and (b) agrees to be bound by the covenants to be performed by it as the “Parent Guarantor” under the Credit Agreement and each other Loan Document.

2.    Confirmation and Consent to the First Amendment. For the avoidance of doubt, the New Parent Guarantor hereby consents to the amendments to the Credit Agreement contemplated by the First Amendment.
3.    Termination of the Existing Parent Guarantor’s Obligations. For the avoidance of doubt, in light of the New Parent Guarantor’s agreements set forth herein, the Administrative Agent hereby agrees that any and all obligations, guarantees, liabilities, and indebtedness (including, without limitation, any and all of the Obligations) of the Existing Parent Guarantor under the Credit Agreement and the other Loan Documents are hereby terminated, released, and discharged in full and are of no further force and effect, and that the Existing Parent Guarantor shall cease to be a party to the Credit Agreement and each other Loan Document.
4.    Supplements. Each of the New Parent Guarantor and the Administrative Agent hereby acknowledges and agrees that this Agreement shall constitute a “supplement” to each of the Credit Agreement and each other Loan Document to which the Existing Parent Guarantor was a party.
5.    No Modifications. Except as expressly provided for herein, nothing contained in this Agreement shall amend or modify, or be deemed to amend or modify, the Credit Agreement or any other Loan Document.
6.    Amendment, Modification, and Waiver. This Agreement may not be amended, modified, or waived except by an instrument or instruments in writing signed and delivered on behalf of the New Parent Guarantor and the Administrative Agent.
7.    Entire Agreement. This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
8.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The provisions of Sections 10.17(b) and 10.19 of the Credit Agreement pertaining to submission to jurisdiction, waiver of venue, service of process, and waiver of right to trial by jury are hereby incorporated by reference herein, mutatis mutandis.
9.    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth above.

FERGUSON ENTERPRISES INC., as New Parent Guarantor

By: /s/ Shaun McElhannon
Name: Shaun McElhannon Title: Treasurer

Signature Page to Joinder and Assumption Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Stephanie Gray
Name: Stephanie Gray Title: Senior Vice President

Signature Page to Joinder and Assumption Agreement

Acknowledged and Agreed to:

FERGUSON UK HOLDINGS LIMITED, as Borrower

By: /s/ Julia Mattison
Name: Julia Mattison
Title: Director

FERGUSON (JERSEY) LIMITED, FORMERLY FERGUSON PLC, as Existing Parent Guarantor

By: /s/ Shaun McElhannon
Name: Shaun McElhannon
Title: Authorized Signatory

Signature Page to Joinder and Assumption Agreement